                                                                   EXHIBIT 10.11


                                PROMISSORY NOTE

            Made and signed in Tel Aviv, Israel on November 9, 1998



FOR VALUE RECEIVED, the undersigned, Cable Network Zuid - Oost Brabant Holdings B.V. (the "Company"), a corporation organized under the laws of The Netherlands, will pay to the order of DIC Loans Ltd., a corporation organized under the laws of the State of Israel, the principal amount of US $90,000,000 (the "Original Amount"), together with the Interest (as defined herein) and the Additional Amount (as defined herein) in accordance with the terms and provisions hereof.

1.   Definitions. For all purposes of this Promissory Note:

     (A) The "Additional Amount" means an amount equal to 6% of the Original Amount.

     (B) "Business Day" means any day on which trading in Dollars is carried out in The First International Bank of Israel Ltd. and on which banks in Israel, in the United States of America and in The Netherlands are generally open to the public for the conduct of commercial banking transactions.

     (C) "Dollars" of "US $" means United States dollars, the lawful currency of the United States of America.

     (E) The "Commencement Date" means the 9 day of each of November, February, May and August in each calendar year.

     (F) "Holder" means the Holder of this Promissory Note who is the Payee hereunder or any Person to whom this Note has been negotiated.

     (G) The "Interest" means the unpaid amount of interest from time to time due pursuant to Section 2 hereof.

     (H) An "Interest Period" means a period of three consecutive months in which the Original Amount is outstanding beginning on any Commencement Date and ending on the day immediately preceding the subsequent Commencement Date.

     (I) The "Maturity Date" means November __, 2000 or, if such date is not a Business Day, the first Business Day immediately thereafter.

     (J) A "Prepayment Date" means the first Business Day immediately succeeding the end of any Interest Period.

     (K)  The "Promissory Note" means this Promissory Note.

2. Interest. The Original Amount will bear interest at the rate of 8% per annum. Such interest shall be computed in respect of any Interest Period for the number of days elapsed during which the Original Amount shall be outstanding in such Interest Period (on the basis of 360 days in a year). The interest accrued in respect of any Interest Period shall be added to and become an integral part of the Original Amount for the purpose of computing such interest in respect of any subsequent Interest Period.

3. Payment on Maturity. The Company shall pay the Original Amount together with the Interest and Additional Amount in one lump sum (the "Payable Amount") on the Maturity date.

4. Prepayment. Notwithstanding Section 3 hereof to the contrary, the Company may prepay this Promissory Note, in whole but not in part, before the Maturity Date on any Prepayment Date but not on any other day, provided that a written notice of prepayment shall have been given by the Company to Holder pursuant to Section 7 hereof at least three consecutive months before the Prepayment Date. In the event of such prepayment, the Company shall pay to the Holder the Payable Amount on the Prepayment Date.

5. Overdue Amounts. If the Company fails to pay in full any amount payable by the Company hereunder on the due date (an "Overdue Amount"), the Company will pay on the date it pays such Overdue Amount interest on the Overdue Amount at the rate of 13% per annum for the actual number of days during the period from and including such due date to but excluding the date of actual payment of the Overdue Amount.

6. Value Added Tax. If and to the extent that any Value Added Tax is applicable under law in respect of any of the amounts payable hereunder, such amount shall be paid together with the Value Added Tax applicable in respect thereof.

7. Payment Account; Address for Prepayment Notices. Until the date that is three
   (3) Business Days after any other address or bank account details are notified in writing by Holder from time to time to the Company at the Company's address specified below its signature, all payments due hereunder from the Company shall be made, and a written notice of the Company's intention to make prepayment pursuant to Section 4 hereof shall be given to Holder, by the Company to the bank account or at the address, respectively, as follows;

    The bank account for making Payments due hereunder:

    The First International Bank of Israel Ltd.
    Tel-Aviv Main Branch
    9 Ahad Ha'am Street
    Tel-Aviv, Israel
    Account No. 438952


    The address for giving a notice of intent to make prepayment:

    Tel-Aviv Main Branch
    9 Ahad Ha'am Street
    Tel-Aviv, Israel
    Attention: the Branch Manager

    Notwithstanding the foregoing to the contrary, no change of bank account shall be permitted if it would result in the Company having to pay any increased cost with respect to its obligations under this Promissory Note.

8. Security. Pursuant to a Pledge Agreement dated the date hereof (the "Pledge Agreement") between Tishdoret Achzakot Ltd., a corporation organized under the laws of the State of Israel ("Pledgor"), which is an affiliate of the Company, and The First International Bank of Israel Ltd. ("Pledgee") signed by the parties thereto concurrently with the signing of this Promissory Note by the Company, all payments due under this Promissory Note are secured by a fixed pledge of 7,046,241 Ordinary Shares, par value NIS 1.00 per share, of Tevel Israel International Communications Ltd., a corporation organized under the laws of the State of Israel, owned by Pledgor, and a floating charge over all assets of Pledgor.

9. Payments Generally; Tax Gross Up. All payments to be paid hereunder shall be made to Holder in Dollars, free and clear of any taxes, deductions, withholdings and charges and without any set off or counterclaim, by depositing such payments in freely transferable and immediately available funds to the bank account referred to in Section 7 hereof. Notwithstanding the foregoing to the contrary, if the Company is required by any taxing authority of any jurisdiction to deduct or withhold any amount in respect of any payment payable under this Promissory Note, then the amount of the relevent payment under this Promissory Note be increased as is necessary to yield and remit to such bank account the full amount of the respective payment due under this Promissory Note after provision for payment of such deduction or withholding.

10. Governing Law. This Promissory Note shall be governed by, and construed in accordance with the laws of, the State of Israel without reference to any conflict of law principles thereof.

Signature of the Company:

CABLE NETWORK ZUID-OOST BRABANT HOLDING B.V.:


By: /s/ Mark L. Schnoder
   -------------------------------
Name: Mark L. Schnoder
     -----------------------------
Title: Attorney-in-fact
      ----------------------------


Address of the Company:


Fred. Roeskestraat 123
1076 EE Amsterdam
The Netherlands
Attention: General Counsel

                                       4